                                                                    EXHIBIT 99.1


                                  NEWS RELEASE


FOR IMMEDIATE RELEASE:                                    FOR MORE INFORMATION,
JANUARY 24, 2001                                CONTACT:   ROBERT L. SCHUMACHER
                                                              AT (540) 326-9000

                FIRST COMMUNITY BANCSHARES, INC. (FCBC) ANNOUNCES
                              RECORD 2000 EARNINGS
                         ------------------------------

                               CORE EARNINGS UP 9%

         DISCLAIMER - The primary purpose of this press release is to present historical financial information in regard to First Community Bancshares, Inc. Any forward-looking statements and all other statements that are not historical facts, are subject to a number or risks and uncertainties, and actual results may differ materially.

         BLUEFIELD, VIRGINIA - John M. Mendez, President and Chief Executive Officer of First Community Bancshares, Inc. (Nasdaq Level III: FCBC; www.fcbinc.com) announced that First Community Bancshares, Inc. has just completed another record setting year. First Community Bancshares, a bank holding company with headquarters in Bluefield, Virginia, and operations in West Virginia, Virginia and North Carolina, reported record earnings for 2000 of $17.06 million or $1.95 per share compared with $16.85 million or $1.92 per share in 1999.

         "Despite increasing competition for loans and deposits, and higher interest rates, we were able to report record earnings," noted President and Chief Executive Officer Mendez. "Our ability to operate efficiently and to focus on our customer relationships provides a competitive advantage in the current financial services environment."

                                    - MORE -

         After adjusting for non-recurring items, core earnings were $17.17 million in 2000, up $1.4 million or 9% over 1999 core earnings of $15.75 million. Basic and diluted earnings per share (EPS) increased 1.56% to $1.95 in 2000. Cash EPS, which represents earnings per share adjusted for amortization of goodwill and other intangibles, reached a record $2.17 per common share, up 2.4% from $2.12 per share in 1999.

         Record earnings in 2000 were driven by a $2.3 million increase in net interest income and a $1.8 million increase in non-interest income. The improvement in net interest income was the result of continued strong loan demand. Interest and fees on loans outpaced those of the preceding year by $10.4 million. Outstanding loans continued to grow throughout the year reaching a record level of $823 million at December 31, 2000, which equates to a loan to deposit ratio of 91.4%. Nonperforming assets in total decreased by $2.1 million or 18.8% during 2000.

         The Company recorded its 10th consecutive year and 15th of the last 16 years of increased dividends. The record $.95 per share paid by First Community on its common stock in 2000 equates to a 5.4% dividend yield based upon the stock's year-end closing price of $17.75. The dividend payout ratio of 48.7% continues to make First Community an attractive investment. The book value of the stock was $13.35 per share at December 31, which was an improvement of 13% over the previous year end's book value.

         Key profitability ratios for First Community Bancshares in 2000 show the Company reporting a Return on Average Equity of 15.70%. Return on Average Assets continued at a solid 1.51%. Each of these performance indicators substantially exceeds the average of the Company's national peers which reported 14.47% for Return on Average Equity and 1.14% for Return on Average Assets based upon September 30, 2000 data provided by the Federal Reserve Board's Division of Banking Supervision and Regulation.

         The Company's entry into the Beckley, West Virginia market along with continued control of operating costs added to its success during 2000. First Community was also proud to introduce new transaction account products and its Overdraft Honor(TM) service for not only its thousands of long-term, loyal customers, but its many new customers since the introduction of these services in the last quarter of 2000.
                                    - MORE -

         First Community Bancshares, Inc. is a bank holding company and the Parent Company of First Community Bank, N. A. and United First Mortgage, Inc. First Community Bank, N. A. and United First Mortgage, Inc. operate in Virginia, West Virginia and North Carolina through 33 full-service commercial banking locations and 10 mortgage origination offices. First Community Bancshares, Inc.'s common stock is currently traded in the over-the-counter market under the symbol FCBC and daily bid and ask quotations may be obtained through the Nasdaq Level III Electronic Billboard. First Community Bancshares, Inc. anticipates its next earnings release will be available on or before April 25th.


                                      ****

FIRST COMMUNITY BANCSHARES, INC.

                                                                          2000 SELECTED FINANCIAL INFORMATION

                                                        DECEMBER 31   SEPTEMBER 30        JUNE 30         MARCH 31     DECEMBER 31
                                                        --------------------------------------------------------------------------
Cash and due from banks                                 $    50,243    $    30,510    $    32,679      $    46,720     $    37,797
Interest bearing balances
Federal funds sold
Securities available for sale                               207,562        204,208        202,754          205,155         212,105
Investment securities held to maturity                       75,736         76,312         77,208           78,616          78,768
                                                        --------------------------------------------------------------------------
    Less reserve for loan losses                             12,303         11,872         11,828           11,851          11,900
Loans held for investment, net of unearned income           822,826        762,983        741,581          724,347         704,096
Net loans                                                   810,523        751,111        729,753          712,496         692,196
Premises and equipment                                       18,786         18,033         18,215           18,494          18,630
Other real estate owned                                       2,406          2,780          2,463            2,422           1,950
Interest receivable                                           9,261          7,848          8,249            7,450           8,090
Other assets                                                 19,299         19,926         21,236           21,275          15,178
Intangible assets                                            24,201         21,899         22,396           22,922          23,448
                                                        --------------------------------------------------------------------------
            TOTAL ASSETS                                $ 1,218,017    $ 1,132,627    $ 1,114,953      $ 1,115,550     $ 1,088,162
                                                        ==========================================================================
Deposits:
    Demand                                              $   128,584    $   115,308    $   119,221      $   115,598     $   115,288
    Interest-bearing demand                                 137,763        127,421        126,380          134,050         133,073
    Savings                                                 131,039        132,011        137,054          139,478         138,107
    Time                                                    502,517        463,559        449,971          455,292         446,790
                                                        --------------------------------------------------------------------------
       Total Deposits                                       899,903        838,299        832,626          844,418         833,258
Interest, taxes and other liabilities                        13,238         13,308         11,698           13,102          13,436
Federal funds purchased                                          --         16,000         10,050                           86,700
Securities sold under agreements to repurchase               46,179         43,338         41,492           39,610          41,062
FHLB and other indebtedness                                 138,015        112,110        112,935          113,842          10,218
                                                        --------------------------------------------------------------------------
            TOTAL LIABILITIES                             1,097,335      1,023,055      1,008,801        1,010,972         984,674
                                                        --------------------------------------------------------------------------

Common stock, $1 par value                                    9,052          8,992          8,992            8,992           8,992
Additional paid-in capital                                   35,273         34,168         34,168           34,168          34,264
Retained earnings                                            78,097         75,768         73,468           71,130          69,372
Unallocated common stock held by ESOP, at cost                                                                                (722)
Treasury stock, at cost                                        (202)        (5,229)        (4,714)          (3,996)         (2,945)
Accumulated other comprehensive loss                         (1,538)        (4,127)        (5,762)          (5,716)         (5,473)
                                                        --------------------------------------------------------------------------
            TOTAL STOCKHOLDERS' EQUITY                      120,682        109,572        106,152          104,578         103,488
                                                        --------------------------------------------------------------------------
            TOTAL LIABILITIES AND
            STOCKHOLDERS' EQUITY                        $ 1,218,017    $ 1,132,627    $ 1,114,953      $ 1,115,550     $ 1,088,162
                                                        ==========================================================================

FIRST COMMUNITY BANCSHARES, INC.

                                                                 2000 SELECTED FINANCIAL INFORMATION

                                                                     AS OF/ AND FOR THE QUARTER ENDED

                                                      DECEMBER 31     SEPTEMBER 30          JUNE 30         MARCH 31
                                                      -----------------------------------------------------------------
                                                                        (Dollars in thousands)
ASSET QUALITY :
Allowance for Loan Losses:
Balance at beginning of period                           $ 11,872         $ 11,828         $ 11,851         $ 11,900
Provision for loan losses                                   1,264              842            1,218              662
Balance of acquired company                                 1,051
Charge-offs                                                (2,102)          (1,033)          (1,491)            (910)
Recoveries                                                    218              235              250              199
                                                         -----------------------------------------------------------
Net charge-offs                                            (1,884)            (798)          (1,241)            (711)
Balance at end of period                                 $ 12,303         $ 11,872         $ 11,828         $ 11,851
                                                         ===========================================================

NONPERFORMING ASSETS:
Nonaccrual loans                                         $  5,397         $  5,939         $  5,359         $  7,455
Foreclosed real estate                                      2,406            2,780            2,463            2,422
Loans 90 days or more past due & still accruing             1,208            1,182            1,323            1,090
                                                         -----------------------------------------------------------
Total nonperforming assets                               $  9,011         $  9,901         $  9,145         $ 10,967
                                                         ===========================================================

ASSET QUALITY RATIOS:
Loans 90 days or more past due & still accruing
  as a percentage of total loans                             0.15%            0.15%            0.18%            0.15%
Nonaccrual loans as a percentage of total loans              0.66%            0.78%            0.72%            1.03%
Nonperforming assets as a percentage of:
  Total assets                                               0.74%            0.87%            0.82%            0.98%
  Loans plus foreclosed property                             1.09%            1.29%            1.23%            1.51%
Net charge-offs as a percentage of average loans             0.24%            0.11%            0.17%            0.10%
Allowance for loan losses as a percentage of loans           1.50%            1.56%            1.59%            1.64%
Ratio of allowance for loans losses to:
  Nonaccrual loans                                           2.28             2.00             2.21             1.59



                                                       AS OF/AND FOR THE YEAR ENDED
                                                          (Dollars in thousands)
                                                               DECEMBER 31
                                                       ---------------------------
                                                          2000             1999
                                                       ---------------------------
ASSET QUALITY:
Allowance for Loan Losses:
Balance at beginning of period                          $11,900          $11,404
Provision for loan losses                                 3,986            2,893
Balance of acquired company                               1,051
Charge-offs                                              (5,536)          (3,007)
Recoveries                                                  902              610
Net charge-offs                                          (4,634)          (2,397)
                                                        ------------------------
Balance at end of period                                $12,303          $11,900
                                                        ========================

ASSET QUALITY RATIOS:
Net charge-offs as a percentage of average loans           0.62%            0.38%